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                                                                      EXHIBIT 11
                            TENET HEALTHCARE CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS *
                      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                THREE MONTHS
                                                    ENDED       SIX MONTHS ENDED
                                                 NOVEMBER 30,      NOVEMBER 30,
                                                -------------   ----------------
                                                1996     1997     1996     1997
                                                -------------   ----------------

Weighted average number of shares of common
     stock outstanding........................   297      305      296      304

Dilutive effect of outstanding stock
     equivalents (stock options and
     warrants)................................     6        6        6        7
                                               -----    -----    -----    -----

TOTAL                                            303      311      302      311
                                               -----    -----    -----    -----
                                               -----    -----    -----    -----

Net income.................................... $ 103    $ 138    $ 199    $ 254
                                               -----    -----    -----    -----
                                               -----    -----    -----    -----

Primary and fully diluted earnings per
     common and common equivalent share....... $0.34    $0.44    $0.66    $0.82
                                               -----    -----    -----    -----
                                               -----    -----    -----    -----


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*    All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.


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